UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2013

CAREY WATERMARK INVESTORS INCORPORATED
(Exact Name of Registrant as Specified in Charter)

000-54263	26-2145060
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on December 24, 2013, to include the historical financial statements and pro forma financial information required by Items 9.01(a) and (b).

Item 9.01 — Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

On December 20, 2013, CWI Chicago Hotel, LLC, a wholly-owned subsidiary of Carey Watermark Investors Incorporated (“CWI”) completed the acquisition of the Renaissance Chicago Downtown Hotel (the “Hotel”) from WSRH Chicago, L.L.C. (“WSRH”). WSRH is an unaffiliated third party of CWI. The full-service hotel is located in Chicago, Illinois and has 553 rooms. CWI’s investment in the Hotel is approximately $165.7 million in the aggregate, including a $139.0 million purchase price and $26.7 million of planned capital improvements and acquisition-related costs.

WSRH was acquired by its previous owner on June 29, 2012 through a deed in lieu of foreclosure (the “Foreclosure”). The Hotel has been managed by a subsidiary of Marriott International (“Marriott”) since June 2005. Separate audited financial statements of the Hotel have not been prepared since 2010 and complete financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have not been maintained. In addition, corporate expenses and certain indirect expenses of the Hotel, such as interest expense and income taxes, were never recorded. There was no property level debt during the previous ownership of the Hotel and records of debt or other corporate level accounting were not maintained. Neither WSRH nor CWI is aware of the existence of financial information to develop complete audited GAAP financial statements for periods prior to the Foreclosure. While Marriott continues to maintain accounting records and financial statements relating to the Hotel’s operations, they do not have information to allow the preparation of complete GAAP financial statements. However, revenues and direct expenses of the Hotel, on the historical cost basis, are recorded and maintained by Marriott and have been prepared in conformity with GAAP.

Accordingly, we are unable to prepare complete audited GAAP financial statements for the requisite periods without unreasonable effort and expense. In lieu of such audited financial statements, the following financial statements are attached to this Form 8-K/A:

CWI Chicago Hotel, LLC
Audited Statement of Assets Acquired and Liabilities Assumed as of December 20, 2013 and accompanying Notes to that statement

Renaissance Chicago Downtown Hotel
Audited Statements of Revenues and Direct Operating Expenses, including Depreciation and Amortization for the following periods:

•	December 31, 2011 to June 28, 2012 (period prior to the Foreclosure);

•	June 29, 2012 to December 28, 2012; and

•	December 29, 2012 to September 30, 2013; and

•	Notes to Statements of Revenues and Direct Operating Expenses, including Depreciation and Amortization

We do not believe that the omission of the audited financial statements of the Hotel for the year ended December 31, 2012 and the nine months ended September 30, 2013 would have a material impact on a reader’s understanding of CWI’s financial results and condition and related trends.

(b) Pro forma financial information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

(c) N/A

(d) Exhibits

Exhibit No.	Description
99.1	Audited Statement of Assets Acquired and Liabilities Assumed by the CWI Chicago Hotel, LLC as of December 20, 2013

99.2
Audited Statements of Revenues and Direct Expenses, including Depreciation and Amortization of the Renaissance Chicago Downtown Hotel for the year ended December 31, 2012 and for the nine months ended September 30, 2013

99.3
Unaudited pro forma condensed consolidated financial information of Carey Watermark Investors Incorporated (“CWI”) as of September 30, 2013, for the nine months ended September 30, 2013 and for the year ended December 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors Incorporated

Date:    March 5, 2014    By: /s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer